EXHIBIT 1.1

EXECUTION COPY

FIFTH THIRD BANCORP

121,428,572 Shares of Common Stock

Underwriting Agreement

January 20, 2011

J. P. Morgan Securities LLC

As Representative of the

several Underwriters listed

in Schedule 1 hereto

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Fifth Third Bancorp, an Ohio corporation (the “Company”), and J.P. Morgan Securities LLC (“J.P. Morgan”), in its capacity as agent for an affiliate (the “Forward Seller”) of JPMorgan Chase Bank, National Association, London Branch (the “Forward Purchaser”), confirm their respective agreements with the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as Representative (the “Representative”), acting severally and not jointly, with respect to (a) the issue and sale by the Company of an aggregate of 121,428,572 shares of common stock, without par value (“Common Stock”), of the Company (the “Underwritten Shares”), and (b) the grant by the Forward Seller or the Company, as applicable, to the Underwriters, in each case acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional 12,142,857 shares of Common Stock to cover over-allotments, if any (the “Option Shares”).

Any Option Shares sold to the Underwriters by the Forward Seller pursuant to Section 2(b) hereof upon exercise of the option described in Section 2(b) hereof are herein referred to as the “Borrowed Option Shares,” and any Option Shares sold to the Underwriters by the Company pursuant to Section 2(b) hereof upon exercise of such option are herein referred to as the “Company Option Shares.” The Underwritten Shares, the Company Option Shares and the Company Top-Up Option Shares (as defined in Section 11(a) hereof) are herein referred to collectively as the “Company Shares.” The Company Shares and the Borrowed Option Shares are herein referred to collectively as the “Shares”. The shares of Common Stock to be outstanding after giving effect to the offering and sale of the Shares are referred to herein as the “Stock”.

The Company hereby confirms its agreement with the several Underwriters, the Forward Purchaser and the Forward Seller concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended,

and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-165689), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”): a Preliminary Prospectus dated January 19, 2011 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

“Applicable Time” means 8:45 A.M., New York City time, on January 20, 2011.

2. Purchase of the Shares by the Underwriters.

(a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $13.58.

(b) The Underwriters shall have the right to purchase, pursuant to clause (i) or clause (ii) below, as applicable, solely for the purpose of covering overallotments made in connection with the offering of the Underwritten Shares, severally and not jointly, up to the maximum number of Option Shares set forth opposite each Underwriter’s name in Schedule 1 hereto, at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares during the period from, and including, the Closing Date (as hereinafter defined) to, but excluding, the relevant Additional Closing Date (as hereinafter defined) (such reduced price, the “Option Purchase Price”). The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). If any such notice is provided subsequent to the Closing Date, such notice shall be given at least two business days prior to the date and time of delivery specified therein. Following delivery of an exercise notice:

(i) Company may, in its sole discretion, within one business day after such notice is given, execute and deliver to the Forward Seller a letter agreement substantially in the form attached hereto as Exhibit B between the Company and the Forward Purchaser (a “Forward Sale Agreement”) providing for the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement), of a number of shares of Common Stock equal to the aggregate number of Option Shares being purchased pursuant to the exercise of such option (less any such Option Shares sold by Company directly to Forward Seller). Upon the Company’s execution and delivery to the Forward Purchaser of the Forward Sale Agreement, the Forward Purchaser shall promptly execute and deliver the Forward Sale Agreement to the Company, and upon such execution and delivery to the Company, on the basis of the representations and warranties contained herein, and subject to the conditions stated herein and therein, each of the Forward Seller and the Company (with respect to any Company Top-Up Option Shares), severally and not jointly, hereby agrees to sell to the several Underwriters such Option Shares at the Option Purchase Price.

(ii) If the Company does not timely execute and deliver the Forward Sale Agreement pursuant to clause (i) above, then on the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions stated herein, the Company hereby agrees to sell to the several Underwriters the aggregate number of Option Shares with respect to which the option is being exercised at the Option Purchase Price.

On the relevant Additional Closing Date, each Underwriter agrees, severally and not jointly, on the basis of the representations and warranties herein contained, and subject to the terms and conditions stated herein, to purchase from the Company or the Forward Seller, as applicable, at the Option Purchase Price, the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make.

(c) If the Company has entered into a Forward Sale Agreement with the Forward Purchaser pursuant to Section 2(b)(i) hereof, and (i) any of the representations and warranties of the Company contained in Section 3.A hereof or any certificate delivered pursuant hereto is not true and correct in all material respects as of the relevant Additional Closing Date, (ii) the Company has not performed all of the additional obligations required to be performed by it under this Agreement on or prior to the relevant Additional Closing Date, (iii) any of the conditions set forth in Section 6 hereof has not been satisfied on or prior to the relevant Additional Closing Date, or (iv) any of the conditions to effectiveness set forth in Section 3 of the Forward Sale Agreement are not satisfied on or prior to the relevant Additional Closing Date (clauses (i) to (iv), together, the “Option Conditions”), then the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters on the relevant Additional Closing Date the Borrowed Option Shares. In addition, in the event that (A) in the Forward Seller’s sole reasonable judgment, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Option Shares, or (B) in the Forward Seller’s sole reasonable judgment, it would incur a stock loan cost of in excess of a rate equal to 100 basis points per annum (the “Maximum Rate”) to borrow and deliver for sale under this Agreement all of the Borrowed Option Shares (unless the Company has agreed in writing on or prior to the relevant Additional Closing Date to reimburse Forward Seller for its costs in borrowing and delivering for sale such Borrowed Option Shares in excess of a rate equal to the Maximum Rate), then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the relevant Additional Closing Date the aggregate number of shares of Common Stock that the Forward Seller is able to so borrow at or below such cost.

(d) If the Forward Purchaser has entered into a Forward Sale Agreement with the Company pursuant to Section 2(b)(i) hereof and the Forward Seller elects, pursuant to Section 2(c) hereof, not to borrow and deliver for sale to the Underwriters on the relevant Additional Closing Date the total number of Borrowed Option Shares for such Additional Closing Date, the Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the first business day prior to the Closing Date or such Additional Closing Date, as the case may be.

(e) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(f) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company (in the case of any Company Shares) or by the Forward Seller (in the case of any Borrowed Option Shares) to the Representative, at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 at 10:00 A.M., New York City time, on January 25, 2011, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on the Closing Date or the

Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company (in the case of any Company Shares) or by the Forward Seller (in the case of any Borrowed Option Shares). The Company will deliver the Underwritten Shares to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct on the Closing Date. The Forward Seller (with respect to any Borrowed Option Shares) and the Company (with respect to any Company Option Shares and Company Top-Up Option Shares) will deliver the Option Shares to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative through the facilities of DTC unless the Representative shall otherwise instruct on the relevant Additional Closing Date. The certificates for the Shares will be made available for inspection and packaging by the Representative at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the relevant Additional Closing Date, as the case may be.

(g) The Company acknowledges and agrees that the Underwriters, the Forward Purchaser and the Forward Seller are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriters, the Forward Purchaser nor the Forward Seller is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters, the Forward Purchaser and the Forward Seller shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters, the Forward Purchaser or the Forward Seller of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, the Forward Purchaser or the Forward Seller, as the case may be, and shall not be on behalf of the Company.

3. Representations and Warranties.

A. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter, the Forward Purchaser and the Forward Seller that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Pricing Disclosure Package.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representative, the Forward Purchaser and the Forward Seller. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(g) Organization and Good Standing. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Ohio, is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”). The Company has the corporate power and authority to own, lease and operate its property and to conduct its business as described in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(h) Organization and Good Standing of the Subsidiaries. Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and, in the case of Fifth Third Bank, is validly chartered as an Ohio banking corporation. Each subsidiary of the Company has the corporate power and authority to own, lease and operate its property and to conduct its business as described in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(i) Bank Regulatory Compliance. Each of the Company and each of its “significant subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”)) is in compliance in all respects with all applicable laws administered by, and all applicable rules and regulations of, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”), the Ohio Division of Financial Institutions, and any other federal or state bank regulatory authority with jurisdiction over the Company or its Significant Subsidiaries (collectively, “Bank Regulatory Authorities”), other than where the failure to be in compliance would not reasonably be expected to have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(j) Deposit Accounts. The deposit accounts of Fifth Third Bank are insured up to applicable limits by the FDIC, all premiums and assessments required to be paid in connection therewith have been paid when due and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened.

(k) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(l) Forward Sale Agreements. Upon execution of any Forward Sale Agreement, such Forward Sale Agreement will have been duly authorized, executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (the “Enforceability Exceptions”).

(m) Capital Stock. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(n) The Shares. The Company Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Company Shares will not be subject to any pre-emptive or similar rights. With respect to any Forward Sale Agreement entered into by the Company and the Forward Purchaser pursuant to Section 2(b)(i) hereof, the maximum number of shares of Common Stock deliverable to the Forward Purchaser pursuant to such Forward Sale Agreement, whether pursuant to Physical Settlement or Net Share Settlement (as such terms are defined in such Forward Sale Agreement), as a result of an Acceleration Event (as defined in such Forward Sale Agreement) or otherwise, will, upon execution of such Forward Sale Agreement, have been duly authorized and reserved for issuance and, when issued and delivered by the Company to the Forward Purchaser pursuant to such Forward Sale Agreement against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of such Forward Sale Agreement will be duly authorized and validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to any pre-emptive or similar rights.

(o) No Conflicts; no consents. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and any Forward Sale Agreement, the issuance (in the case of the Company Shares) and sale of the Shares pursuant to this Agreement, and the issuance, sale and delivery of any shares of Common Stock pursuant to any Forward Sale Agreement, in each case, will not contravene any provision of applicable law or the articles of incorporation or code of regulations of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or any Forward Sale Agreement, except such as have been obtained under the Securities Act, may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(p) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or in the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Pricing Disclosure Package.

(q) Legal Proceedings. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Pricing Disclosure Package and proceedings that would not have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or any Forward Sale Agreement, or to consummate the transactions contemplated by this Agreement, any Forward Sale Agreement and the Pricing Disclosure Package or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(r) Investment Company Act. The Company is not, and after giving effect to (i) the issuance (in the case of the Company Shares) and sale of the Shares pursuant to this Agreement, and the application of the proceeds from the sale of the Company Shares to the Underwriters, and (ii) the issuance and sale of the shares of Common Stock, if any, upon settlement of any Forward Sale Agreement and the application of the proceeds, if any, from the sale of such shares of Common Stock, in each case, as described in the Pricing Disclosure Package will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(s) No Registration Rights. Except for rights set forth in the Letter Agreement dated December 31, 2008 by and among the Company and the United States Department of the Treasury, and the Securities Purchase Agreement attached as Exhibit A to such Letter Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(t) No Unlawful Payments. Neither the Company nor any of its subsidiaries or affiliates, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(u) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are currently in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v) Compliance with OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity currently the subject of any sanctions administered by OFAC.

(w) No Changes. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock or longterm debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package, respectively.

(x) No Violation or Default. Neither the Company nor any subsidiary is in violation or default of (i) any provision of any of its Articles of Incorporation, Code of Regulations, By-laws or other constitutive documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (v), reasonably be expected to result in a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(y) Dividend Payments. The Company is not subject to any order of the Federal Reserve Board which, as of the date hereof, prohibits the payment of dividends by it or any of its subsidiaries.

(z) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(aa) Sarbanes-Oxley Act. There is and has been no material failure on the part of the Company and to the best of its knowledge any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(bb) Taxes. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes shown on such return or a notice of any taxing authority, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such taxes shown on such notice, assessment, fine or penalty that is currently being contested in good faith and further except for failures to so file or pay that would not reasonably be expected to have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(cc) Title to Real and Personal Property. The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Significant Subsidiaries, in each case except as described in the Pricing Disclosure Package.

(dd) Title to Intellectual Property. The Company and its Significant Subsidiaries own, license or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, trademarks, service marks and trade names currently employed by them in connection with the business now operated by them.

(ee) Licenses and Permits. The Company and its Significant Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its

Significant Subsidiaries, taken as a whole, except as described in the Pricing Disclosure Package.

(ff) Accounting Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a- 15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(gg) Internal Controls. Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities and such disclosure controls and procedures are effective.

(ii) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Federal Reserve Board or any other regulation of the Federal Reserve Board.

B. Representations and Warranties of the Forward Seller. The Forward Seller represents and warrants to, and agrees with, the several Underwriters and the Company, as of any Additional Closing Date on which the Forward Seller is required to sell Borrowed Option Shares to the Underwriters, that:

(a) Due Authorization. This Agreement has been duly authorized, executed and delivered by the Forward Seller and, at such Additional Closing Date, the Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Option Shares to the extent that it is required to transfer such Borrowed Option Shares hereunder.

(b) Authorization of Forward Sale Agreements. The Forward Sale Agreement relating to such Borrowed Option Shares has been duly authorized, executed and delivered by the Forward Purchaser and constitutes a valid and binding agreement of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.

(c) Right to Transfer. The Forward Seller will, at such Additional Closing Date, have the free and unqualified right to transfer such Borrowed Option Shares to the extent that it is required to transfer such Borrowed Option Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Option Shares and payment of the Option Purchase Price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Option Shares purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter, the Forward Purchaser and the Forward Seller that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters, the Forward Purchaser and the Forward Seller in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative, the Forward Purchaser and the Forward Seller, as applicable, may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge to each Underwriter, the Forward Purchaser or the Forward Seller, (i) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (ii) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representative, the Forward Purchaser and the Forward Seller, as applicable, may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters, the Forward Purchaser and the Forward Seller a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus , whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative, the Forward Purchaser and the Forward Seller and counsel for the Underwriters, the Forward Purchaser and the Forward Seller a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative, the Forward Purchaser or the Forward Seller reasonably objects.

(d) Notice to the Representative, the Forward Purchaser and the Forward Seller. The Company will advise the Representative, the Forward Purchaser and the Forward Seller promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters, the Forward Purchaser and the Forward Seller thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters, the Forward Purchaser, the Forward Seller and to such dealers as the Representative, the Forward Purchaser and the Forward Seller may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters, the Forward Purchaser and the Forward Seller thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters, the Forward Purchaser, the Forward Seller and to such dealers as the Representative, the Forward Purchaser and the Forward Seller may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative, the Forward Purchaser and the Forward Seller shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representative, the Forward Purchaser and the Forward Seller as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) of the Company and its subsidiaries, complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including Rule 158).

(h) Clear Market. During the period beginning on the date of this Agreement, and continuing to and including the date 90 days after the date hereof or such earlier time as the Representative, the Forward Purchaser and the Forward Seller may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock, or any options or warrants to purchase any shares of Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock (other than (1) the offer and sale of any Company Shares pursuant to this Agreement, (2) the issuance of any shares of Common Stock pursuant to any Forward Sale Agreement, (3) the grant of stock options or other equity awards pursuant to the Company’s employee benefit, employee stock purchase or dividend reinvestment plans as currently in effect (4) the issuance of such stock pursuant to the exercise of such options or settlement of such equity awards, or pursuant to dividend reinvestment plans as currently in effect or (5) upon the consent of the Representative, the Forward Purchaser and the Forward Seller). The foregoing restriction is expressly agreed to preclude the Company from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of shares of Stock even if such Stock would be disposed of by someone other than the Company. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any shares of Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Stock.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Company Shares and the net proceeds, if any, received upon settlement of any Forward Sale Agreement, in each case, in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k) Exchange Listing. The Company will use its best efforts to list for quotation on the Nasdaq Global Select Market (the “Nasdaq Market”), on issuance by the Company, (i) the Company Shares to be issued and sold by the Company hereunder, and (ii) the shares of Common Stock (if any) to be issued by the Company to the Forward Purchaser pursuant to any Forward Sale Agreement, whether pursuant to Physical Settlement or Net Share Settlement (as such terms are defined in such Forward Sale Agreement), as a result of an Acceleration Event (as defined in such Forward Sale Agreement) or otherwise.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter, the Forward Purchaser and the Forward Seller each hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus and approved by the Company in advance in writing, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3.A(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter, Forward Purchaser or Forward Seller and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters, the Forward Purchaser and the Forward Seller may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter, the Forward Purchaser or the Forward Seller using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ and Forward Seller’s Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on an Additional Closing Date, as the case may be, as provided herein, and the obligations of the Forward Seller to deliver and sell any Borrowed Option Shares on any Additional Closing Date, as the case may be, to the Underwriters as provided herein, in each case, is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative, the Forward Purchaser and the Forward Seller, as the case may be.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3.A(p) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative, the Forward Purchaser and the Forward Seller, as the case may be, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate. The Representative, and the Forward Purchaser and the Forward Seller (in the case of any Additional Closing Date on which the Forward Seller is required to sell Borrowed Option Shares to the Underwriters), shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative, the Forward Purchaser and the Forward Seller, as the case may be, (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3.A(b) and 3.A(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Graydon Head & Ritchey LLP, counsel for the Company, shall have furnished to the Representative, and to the Forward Purchaser and the Forward Seller (in the case of any Additional Closing Date on which the Forward Seller is required to sell Borrowed Option Shares to the Underwriters), at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters and, if applicable, to the Forward Purchaser and the Forward Seller, in form and substance reasonably satisfactory to the Representative and, if applicable, to the Forward Purchaser and the Forward Seller, to the effect set forth in Annex A-1 hereto. James R. Hubbard, Senior Vice President and Chief Legal Officer of the Company shall have furnished to the Representative, and to the Forward Purchaser and the Forward Seller (in the case of any Additional Closing Date on which the Forward Seller is required to sell Borrowed Option Shares to the Underwriters), at the request of the Company, his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters and, if applicable, to the Forward Purchaser and the Forward Seller, in form and substance reasonably satisfactory to the Representative and, if applicable, to the Forward Purchaser and the Forward Seller, to the effect set forth in Annex A-2 hereto.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative, and the Forward Purchaser and the Forward Seller (in the case of any Additional Closing Date on which the Forward Seller is required to sell Borrowed Option Shares to the Underwriters), shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, the Forward Purchaser and the Forward Seller, with respect to such matters as the Representative and, if applicable, the Forward Purchaser and the Forward Seller, may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance (in the case of the Company Shares) or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(j) Good Standing. The Representative (and, in the case of any Additional Closing Date on which the Forward Seller is required to sell Borrowed Option Shares to the Underwriters, the Forward Purchaser and the Forward Seller) shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative and, if applicable, the Forward Purchaser and the Forward Seller may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) Exchange Listing. The Company Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, and, in the case of any Additional Closing Date on which the Forward Seller is required to sell Borrowed Option Shares to the Underwriters, the shares of Common Stock (if any) deliverable to the Forward Purchaser pursuant to the relevant Forward Sale Agreement, whether pursuant to Physical Settlement or Net Share Settlement (as such terms are defined in such Forward Sale Agreement), as a result of an Acceleration Event (as defined in such Forward Sale Agreement) or otherwise, in each case, shall have been approved for listing on the Nasdaq Global Select Market, subject to official notice of issuance.

(l) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(m) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative, and to the Forward Purchaser and the Forward Seller (in the case of any Additional Closing Date on which the Forward Seller is required to sell Borrowed Option Shares to the Underwriters), such further certificates and documents as the Representative, the Forward Purchaser and the Forward Seller, as applicable, may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters and, if applicable, to counsel for the Forward Purchaser and the Forward Seller.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters, the Forward Purchaser and the Forward Seller. The Company agrees to indemnify and hold harmless each Underwriter, the Forward Purchaser and the Forward Seller, each of their respective affiliates, directors and officers and each person, if any, who controls such Underwriter, Forward Purchaser or Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b) Indemnification of the Company, the Forward Purchaser and the Forward Seller. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, the Forward Purchaser, the Forward Seller, and each person, if any, who controls the Company, the Forward Purchaser or the Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the information described in a letter delivered by the Representative to the Company on the Closing Date.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, the Forward

Purchaser, the Forward Seller, each of their respective affiliates, directors and officers and any control persons of such Underwriter, the Forward Purchaser or Forward Seller shall be designated in writing by the Representative, the Forward Purchaser or the Forward Seller, as applicable, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand, and the Indemnified Person on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnifying Person, on the one hand, and the Indemnified Person, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Underwriters and the Forward Seller shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company (which proceeds shall include the proceeds to be received by the Company pursuant to any Forward Sale Agreement, assuming, in each case, Physical Settlement on the Effective Date, as such terms are defined therein), the total underwriting discounts and commissions received by the Underwriters in connection therewith (in each case as set forth in the table on the cover of the Prospectus), and, in the case of the Forward Seller, the Spread (as defined in the relevant Forward Sale Agreement) deducted from the Forward Price (as defined in such Forward Sale Agreement), net of the cost of borrowing shares of Common Stock to hedge the exposure to such Forward Sale Agreement, as reasonably determined by the Forward Seller, bear to the aggregate offering price of the Shares. The relative fault of the Indemnified Person, on the one hand, and the Indemnifying Person, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnified Person or by the Indemnifying Person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Underwriters, the Forward Purchaser and the Forward Seller agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and in no event shall the Forward Seller be required to contribute any amount in excess of the Spread deducted from the Forward Price under any Forward Sale Agreement net of the cost of borrowing shares of Common Stock to hedge the exposure to such Forward Sale Agreement, as reasonably determined by the Forward Seller. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, the Forward Purchaser and the Forward Seller, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, the Forward Purchaser and the Forward Seller, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or any Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the relevant Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the relevant Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the relevant Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on such Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Issuance and Sale by the Company.

(a) Company Top-Up Option Shares. In the case of any Forward Sale Agreement to be entered into pursuant to Section 2(b)(i) hereof, in the event that (i) all of the Option Conditions are not satisfied on or prior to the relevant Additional Closing Date and the Forward Seller elects, pursuant to Section 2(c) hereof not to deliver and sell to the Underwriters the Borrowed Option Shares, (ii) in the Forward Seller’s sole reasonable judgment, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Option Shares, or (iii) in the Forward Seller’s sole reasonable judgment, it would incur a stock loan cost in excess of the Maximum Rate to borrow and deliver for sale under this Agreement all of the Borrowed Option Shares (unless the Company has agreed in writing on or prior to the relevant Additional Closing Date to reimburse Forward Seller for its costs in borrowing and delivering for sale such Borrowed Option Shares in excess of a rate equal to the Maximum Rate), then, in each case, the Company shall issue and sell to the Underwriters, pursuant to Section 2 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Option Shares that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representative shall have the right to postpone the Additional Closing Date for a period not exceeding one business day in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 11(a) in lieu of Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(b) Exclusion of Liability. Neither the Forward Purchaser nor the Forward Seller shall have any liability whatsoever for any Borrowed Option Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) any of the Option Conditions are not satisfied on or prior to the relevant Additional Closing Date and the Forward Seller elects, pursuant to Section 2(c) hereof not to deliver and sell to the Underwriters the Borrowed Option Shares, (ii) in the Forward Seller’s sole reasonable judgment, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Option Shares, or (iii) in the Forward Seller’s sole reasonable judgment, it would incur a stock loan cost in excess of the Maximum Rate to borrow and deliver for sale under this Agreement all of the Borrowed Option Shares (and the Company has not agreed in writing on or prior to the relevant Additional Closing Date to reimburse Forward Seller for its costs in borrowing and delivering for sale such Borrowed Option Shares in excess of a rate equal to the Maximum Rate).

12. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representative, the Forward Purchaser and the Forward Seller may designate and the preparation, printing and distribution of a

Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters, the Forward Purchaser and the Forward Seller); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares on the Nasdaq Market.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Underwriters, the Forward Purchaser and the Forward Seller contained in this Agreement or made by or on behalf of the Company, the Underwriters, the Forward Purchaser or the Forward Seller pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement, any termination of any Forward Sale Agreement or any investigation made by or on behalf of the Company, the Underwriters, the Forward Purchaser or the Forward Seller.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16. Miscellaneous.

(a) Authority of J. P. Morgan Securities LLC. Any action by the Underwriters hereunder may be taken by J. P. Morgan Securities LLC on behalf of the Underwriters, and any such action taken by J. P. Morgan Securities LLC shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk. Notices to the Company shall be given to it at

Fifth Third Bancorp, 38 Fountain Square Plaza, MD 10AT76, Cincinnati, Ohio 45263, (fax: (513) 534-6757); Attention: General Counsel. Notices to the Forward Purchaser and the Forward Seller shall be given to JPMorgan Chase Bank, National Association, 4 New York Plaza, Floor 18, New York, NY 10004, Attention: Mariusz Kwasnik, Operations Analyst, EDG Corporate Marketing, (fax: (212) 623-7719).

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g) Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

FIFTH THIRD BANCORP

By:	/s/ DANIEL T. POSTON
	Name:	Daniel T. Poston
	Title:	Executive Vice President and Chief Financial Officer

J.P. MORGAN SECURITIES LLC

For the Forward Seller

By:	/s/ FRANK BRUNI
Name:
Title:

Accepted: , 2011

J. P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ FRANK BRUNI
Authorized Signatory

J. P. MORGAN SECURITIES LLC

For JPMorgan Chase Bank, National
Association in its capacity as the
Forward Purchaser.

By:	/s/ FRANK BRUNI
Authorized Signatory

Schedule 1

Underwriter	Number of Underwritten Shares	Maximum Number of Option Shares
J. P. Morgan Securities LLC	42,500,001	4,250,000
Deutsche Bank Securities Inc.	24,285,715	2,428,572
Credit Suisse Securities (USA) LLC	24,285,714	2,428,572
Goldman, Sachs & Co.	24,285,714	2,428,571
Citigroup Global Markets Inc.	1,700,000	170,000
Keefe, Bruyette & Woods, Inc.	1,700,000	170,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,700,000	170,000
Aladdin Capital LLC	485,714	48,571
Sandler O’Neill & Partners, L.P.	485,714	48,571

Total	121,428,572	12,142,857

Annex A-1

[Form of Opinion of Counsel for the Company]

[To be negotiated separately]

Annex A-2

[Form of Opinion of James R. Hubbard, Esq.]

[To be negotiated separately]

Annex B

a.	Pricing Disclosure Package

“Issuer Free Writing Prospectus” includes each of the following documents:

Free Writing Prospectus filed by the Company on January 19, 2011.

b.	Pricing Information Provided Orally by Underwriters

Price to the public: $14.00 per share

Number of Underwritten Shares: 121,428,572

Number of Option Shares: 12,142,857

Annex C

FIFTH THIRD BANCORP

Pricing Term Sheet

None.

Exhibit A

FORM OF LOCK-UP AGREEMENT

Fifth Third Bancorp

Lock-Up Agreement

January     , 2011

J. P. MORGAN SECURITIES LLC

As Representative of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Re:        Fifth Third Bancorp – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representative of the underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Fifth Third Bancorp, an Ohio corporation (the “Company”), JPMorgan Chase Bank, National Association (the “Forward Purchaser”) and an affiliate of the Forward Purchaser (the “Forward Seller”), providing for the public offering of common stock, without par value, of the Company (the “Common Shares”), pursuant to a Registration Statement on Form S-3 that has been filed with the Securities and Exchange Commission (the “SEC”). All capitalized terms used herein and not defined herein are defined as set forth in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Common Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the final Prospectus covering the public offering of the Common Shares, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Shares of the Company, or any options or warrants to purchase any shares of Common Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that, other than a gift to a tax exempt charitable organization in an amount not to exceed 10,000 Common Shares, the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to any corporation, limited liability company, limited partnership or general partnership of which all of the equity interest is owned by the undersigned, or the immediate family of the undersigned and/or one or more trusts described in clause (ii) above, provided the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) if the transfer of the Undersigned’s Shares occurs by operation of law, such as rules of intestate succession or statutes governing the effects of a merger, (v) in payment of the exercise price for options to purchase Common Shares outstanding on the date hereof or for payment of taxes required to be paid upon the vesting of restricted stock or the exercise of a stock option or stock appreciation right, in each case only pursuant to the terms of the Company’s employee incentive plans and programs only if such transfer is made to the Company, (vi) pursuant to a 10b5-1 plan in effect as of the date of this Agreement or (vii) with the prior written consent of J.P. Morgan Securities LLC on behalf of the Underwriters, the Forward Purchaser and the Forward Seller; provided that in the case of any transfer pursuant to clause (ii) or (iii) above, no filing by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 4 or Form 5). For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Except as contemplated by this paragraph and except for liens, encumbrances and other claims existing as of the date hereof, for the duration of this Lock-Up Agreement, the undersigned will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company, the Underwriters, the Forward Purchaser and the Forward Seller are relying upon this Lock-Up Agreement in proceeding toward consummation of the offerings. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Name

Authorized Signature

Title

Exhibit B

FORM OF FORWARD SALE AGREEMENT

[Insert the date on which this Confirmation is executed]

To:	Fifth Third Bancorp
Fifth Third Center
Cincinnati, Ohio 45263

From:	JPMorgan Chase Bank, National Association
125 London Wall
London EC2Y 5AJ
England

From:	J.P. Morgan Securities LLC,
Solely as Agent
tel: (212) 622-5270
fax: (212) 622-0105

Dear Sirs,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.	The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 2002 Definitions and the 2000 Definitions, the 2002 Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete and binding agreement between Party A and Party B as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date (but without any Schedule except for the election of the laws of the State of New York as the governing law). In the event of

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746

Registered Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

Party A and Party B each represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	JPMorgan Chase Bank, National Association, London Branch

Party B:	Fifth Third Bancorp

Trade Date:	[Insert the date on which this Confirmation is executed]

Effective Date:	[Insert the relevant Additional Closing Date (as such term is defined in the Underwriting Agreement)]

Base Amount:	Initially, [insert the relevant number of Borrowed Option Shares (as such term is defined in the Underwriting Agreement)] Shares. On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	January 20, 2012 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day), subject to extension if a Settlement Date on such date is deferred as provided in clause (ii) of the first proviso to the definition of Settlement Date below.

Forward Price:	On the Effective Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	USD $[insert the Option Purchase Price (as such term is defined in the Underwriting Agreement)] per Share.

Daily Rate:	For any day, (i)(A) USD-Federal Funds Rate for such day, minus (B) the Spread, divided by (ii) 365.

USD-Federal Funds Rate	For any day, the rate set forth for such day opposite the caption “Federal funds”, as such rate is displayed on the page “FedsOpen <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day.

Spread:	100 basis points

Forward Price Reduction Date:	March 29, 2011, June 28, 2011, September 28, 2011 and December 28, 2011.

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common Stock, without par value, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “FITB”).

Exchange:	NASDAQ Global Select Market.

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

Calculation Agent:	JPMorgan Chase Bank, National Association.

Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A (i) at least three Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) at least 15 Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) subject to clause (ii) below, the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero, and (ii) if Cash Settlement or Net Share Settlement applies, any Settlement Date, including a Settlement Date on the original Maturity Date, shall, if Party A is unable to completely unwind its hedge during the Unwind Period due to (A) the restrictions applicable in connection with compliance with Rule 10b-18 under the Exchange Act as if such rule were applicable to Party A’s (or its affiliate’s) purchases during the Unwind Period, (B) the existence of any Suspension Day or Disrupted Day, or (C) the inability of Party A, in its sole reasonable judgment, to unwind its hedge during the Unwind Period, be deferred until the third Scheduled Trading Day following the date on which Party A is able to completely unwind its hedge (provided that such deferral shall not extend beyond the 30th Scheduled Trading Day after the Settlement Date designated in the Settlement Notice, such 30th Scheduled Trading Day being a Settlement Date to which (x) Cash Settlement or Net Share Settlement, as applicable, will apply with respect to the portion of such Settlement Shares as to which Party A reasonably determines that it has unwound its hedge during the Unwind Period, and (y) Physical Settlement will apply with respect to the remainder of such Settlement Shares) (the “Deferral Procedure”); provided further that if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during an Unwind Period by a date that is more than three Scheduled Trading Days prior to a Settlement Date specified above, either Party A or Party B may, by written notice to the other party, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date; provided further that if a Settlement Date has been specified for a number of Shares equal to the Base Amount on or prior to the Maturity Date and such Settlement Date has been deferred pursuant to the Deferral Procedure, until a date later than the original Maturity Date, the number of Settlement Shares on the original Maturity Date shall be zero.

Settlement:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its sole reasonable judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the sole reasonable judgment of Party A, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”).

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and, if applicable, is electing Cash Settlement or Net Share Settlement, in each case, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:	Each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the third Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:	Any Exchange Business Day on which Party A reasonably determines based on the advice of counsel that Cash Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:	Section 6.3(a)(ii) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “; in each case that the Calculation Agent determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement

Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date.

Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period, except as set forth in clause (2) below), minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period, multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of the Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A reasonably determines in its good faith judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date, minus (b) the number of Shares Party A actually purchases during the Unwind Period for a total purchase price equal to the difference between (1) the product of (i) the average Forward Price over the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period, except as set forth in clause (2) below), multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

10b-18 VWAP:	For any Exchange Business Day during the Unwind Period which is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii)

opening (regular way) reported trades on the Exchange on such Exchange
Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange
Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as reasonably determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “FITB <Equity>
AQR SEC” (or any successor thereto), in its discretion, for such Exchange
Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

3.	Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained in the Underwriting Agreement dated January 20, 2011 among Party B and J.P. Morgan Securities LLC as representative of the several underwriters party thereto (the “Underwriting Agreement”) and any certificate delivered pursuant thereto by Party B are true and correct on the Effective Date as if made as of the Effective Date, (ii) the condition that Party B has performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date, (iii) the condition that Party B has delivered to Party A opinion of counsel dated as of the Trade Date with respect to matters set forth in Section 3(a) of the Agreement, (iv) the satisfaction of all of the conditions set forth in Section 6 of the Underwriting Agreement and (v) the condition that neither of the following has occurred (A) in Party A’s sole reasonable judgment, Party A (or its affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount, or (B) in Party A’s sole reasonable judgment, Party A (or its affiliate) would incur a stock loan cost of more than a rate equal to 100 basis points per annum to borrow and deliver for sale a number of Shares equal to the Base Amount (in which event this Confirmation shall be effective but the Base Amount for the Transaction shall be the number of Shares an affiliate of Party A is required to deliver in accordance with Section 2(c) of the Underwriting Agreement, unless Party B has agreed in writing on or prior to the Effective Date to reimburse Party A for its costs in borrowing and delivering for sale such number of Shares in excess of a rate equal to 100 basis points per annum).

Representations and Agreements of Party B:

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose.

Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)	Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)	Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall be issuable at such time upon settlement of the Transaction. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(c)	Party B agrees to provide Party A at least 30 days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than 7.5% of the outstanding Shares and (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the Base Amount and (2) the denominator of which is the number of Shares outstanding on such day.

(d)	No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under state securities laws.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 8.0%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(g)	Neither Party B nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliates or any purchases by a party to a derivative transaction with Party B or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(h)	Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(12) of the Commodity Exchange Act, as amended).

(j)	In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if, in the reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

Covenant of Party B:

Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when such Shares previously delivered by Party B are delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)	Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)	In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

The parties hereto agree and acknowledge that (1) at any point prior to any Insolvency Filing in respect of Party B, Party B shall have the unilateral right to elect Physical Settlement of this Transaction pursuant to the provisions set forth above under the heading “Settlement Terms”; and (2) this Transaction shall automatically terminate on the date of any Insolvency Filing pursuant to the provisions set forth in the immediately preceding paragraph solely to the extent that Party B failed to elect Physical Settlement of this Transaction pursuant to the provisions set forth above under the heading “Settlement Terms” prior to the relevant Insolvency Filing.

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend. Party A and Party B agree that such specification, or the lack thereof, by the board of directors of the Issuer shall be conclusive and binding upon them as to whether any cash dividend or distribution is, or is not, an “Extraordinary Dividend.”

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)	Stock Borrow Events. In the sole reasonable judgment of Party A, Party A (or its affiliate) (i) is unable to hedge Party A’s exposure to the Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) would incur a stock loan cost of more than a rate equal to 100 basis points per annum to borrow Shares to hedge Party A’s exposure to the Transaction (unless Party B has agreed in writing on or prior to the second Exchange Business Day following notice from Party A that it would incur such cost to reimburse Party A for its stock loan costs in borrowing Shares to hedge Party A’s exposure to the Transaction in excess of a rate equal to 100 basis points per annum) (each, a “Stock Borrow Event”);

(b)	Dividends and Other Distributions. On any day occurring after the Trade Date Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price on the applicable date as reasonably determined by Party A (each, a “Dividend Event”);

(c)	ISDA Early Termination Date. Either Party A or Party B has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement (including, without limitation, as a result of any failure by Party B to pay any amount in reimbursement of Party A’s costs in borrowing Shares that Party B has agreed to pay pursuant to the terms hereof);

(d)	Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) immediately preceding the words “a party to such Transaction” in the fifth line of such Section, adding the following language “or (C) due to the effectiveness or implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010,” (ii) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement of the formal interpretation, or the informal interpretation of any governmental agency or any self-regulatory organization,” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Trade Date”; or

(e)	Ownership Event. In the sole reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A (Party A or any such person, a “Party A Person”) under any law, rule, regulation or regulatory order that for any reason becomes applicable to ownership of Shares after the Trade Date (“Applicable Laws”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Laws, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or would result in an adverse effect on a Party A Person, under the Applicable Laws, as determined by Party A in its reasonable discretion, minus (y) 1% of the number of Shares outstanding.

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit, (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists and (iii) in the case of an Acceleration Event arising out of a Dividend Event that occurs during an Unwind Period, Party A may designate a Termination Settlement Date only if, in its sole reasonable judgment, the ex-date for the relevant dividend or distribution will occur during such Unwind Period (in which case such ex-date will be the Termination Settlement Date in respect of such Acceleration Event, and up until such ex-date Party A will use commercially reasonable efforts to unwind its hedge with respect to as many Settlement Shares as possible prior to such ex-date, notwithstanding any intervening determination by Party A that the ex-date will (or may) occur during such Unwind Period). If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date.

Private Placement Procedures

If Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any EDG Personnel (as defined below). For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information For purposes of the Transaction, “EDG Personnel” means any employee on the trading side of the Equity Derivatives Group of J.P. Morgan Securities LLC and does not include Messrs. David Aidelson, Greg Batista, David Seaman, James Rothschild and Elliot Chalom (or any other person or persons designated from time to time by the Compliance Group of Party).

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to twice the initial Base Amount to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date.

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any affiliate of Party A or any entity organized or sponsored by Party A without the prior written consent of Party B. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

Matters Relating to Agent:

Each party agrees and acknowledges that (i) J.P. Morgan Securities LLC, as agent, (the “Agent”) acts solely as agent on a disclosed basis with respect to the transactions contemplated hereunder, and (ii) the Agent has no obligation, by guaranty, endorsement or otherwise, with respect to the obligations of either Party B or Party A hereunder, either with respect to the delivery of cash or Shares, either at the beginning or the end of the transactions contemplated hereby. In this regard, each of Party A and Party B acknowledges and agrees to look solely to the other for performance hereunder, and not to the Agent.

Indemnity

Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Confirmation, the performance by the parties hereto of their respective obligations under the Transaction, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement or the consummation of the transactions contemplated hereby and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s gross negligence or willful misconduct.

Notice

Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff.:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not be entitled to take delivery of any Shares deliverable hereunder (whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Party A and its affiliates would directly or indirectly own or control, for purposes of the Bank Holding Company Act of 1956, as amended (the “BHCA”), in excess of 4.0% of the outstanding Shares, or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 7.5% of the then outstanding Shares (the “Threshold Number of Shares”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Party A and its affiliates would directly or indirectly own or control, for purposes of the BHCA, in excess of 4.0% of the outstanding Shares, or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) Party A and its affiliates would not directly or indirectly own or control, for purposes of the BHCA, in excess of 4.0% of the outstanding Shares, and (iii) Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

Email address:	EDG_OTC_HEDGING__MS@jpmorgan.com

Subject line:	“Corporate Trade Notice”

With a copy to:

Attention:	Santosh Sreenivasan

Email address:	santosh.sreenivasan@jpmorgan.com

Address for notices or communications to Party B:

Address:	Fifth Third Bancorp Fifth Third Center Cincinnati, Ohio 45263

Attention:	Treasurer

With a copy to:

Attention:	James R. Hubbard, Esq.

Email address:	jim.hubbard@53.com

(b)

Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

(c)	London Branch. Party A is entering into this Confirmation and the Agreement through its London branch. Notwithstanding the foregoing, Party A represents to Party B that the obligations of Party A are the same as if it had entered into this Confirmation and the Agreement through its head or home office in New York.

Acknowledgements.

The parties hereto intend for:

(a)	the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)	a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability.

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

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Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

J.P. MORGAN SECURITIES LLC,
as agent for JPMorgan Chase Bank, National Association

By:
Name:
Title:

Confirmed as of the date first written above:

FIFTH THIRD BANCORP

By:
Name:
Title:

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)	If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)	If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among JPMorgan Chase Bank, National Association and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

A-1